Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Symon Holdings Corporation

Addison, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190526) of RMG Networks Holding Corporation of our report dated March 28, 2013, relating to the consolidated financial statements of Symon Holdings Corporation (the Predecessor Company to RMG Networks Holding Corporation) as of and for the year ended January 31, 2013 which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

March 31, 2014